Exhibit 99.1

Formation Minerals, Inc. Announces Entry Into $10,000,000 Equity Financing Agreement with GHS Investments, LLC

Jacksboro, Texas, Jan. 07, 2025 (GLOBE NEWSWIRE) – Formation Minerals, Inc. (“Formation” or the “Company”) (OTCQB: FOMI), a pure play oil and gas company based in Jacksboro, Texas, engaged in the acquisition and management of mineral and royalty interests in lower risk, onshore oil and gas properties within the major oil and gas plays in the United States, today announced that on December 31, 2024, the Company entered into an Equity Financing Agreement (the “Agreement”) with GHS Investments, LLC (“GHS”), a leading private investment and management group providing financial solutions for high-potential small cap companies, to raise up to $10,000,000, subject to the satisfaction or waiver of certain customary conditions. GHS has successfully invested in multiple portfolio companies in the small cap space seeking capital to grow and scale their existing businesses.

Under the terms and subject to the conditions of the Agreement, the Company has the right, but not the obligation, to sell to GHS, and GHS is obligated to purchase up to $10.0 million shares of the Company’s common stock, subject to certain limitations set forth in the Agreement, at an initial purchase price equal to eighty percent (80%) of the market price of such shares of common stock, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the date on which the Securities and Exchange Commission (the “SEC”) declares the registration statement covering the resale by GHS of the shares of common stock, which have been and may be issued to GHS under the Agreement, effective under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to file a Current Report on Form 8-K with respect to the Agreement, which will include additional information regarding the terms of the Agreement, which will be available on the SEC’s website.

The Company intends to use the net proceeds from the sale of any shares under the Agreement for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the board of directors of the Company, in good faith, deems to be in the best interest of the Company.

“The capital from GHS is an important milestone for providing the foundation for growth and development following the Company’s merger transaction and uplist to the OTCQB. Formation has a unique business plan which allows for the opportunistic acquisition of revenue producing assets in the energy sector. We will continue pursuing a true buy low and sell high strategy based upon our secure platform and are very bullish on oil and gas at this time and look forward to capitalizing on the opportunities we see currently,” said Scott Cox, Chief Executive Officer of Formation, “GHS has broad experience dealing with OTC companies and will continue to be a great partner. We’re grateful that they recognize the value in the Company and the services we provide.”

“Our proactive approach allows us to optimize our portfolio and invest in high-potential properties. Formation remains dedicated to continuously refining our asset mix, maximizing returns, and creating sustainable value for our shareholders.” Mr. Cox continued.

The shares of Common Stock issuable pursuant to the Agreement will be issued and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made pursuant to the Agreement. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Formation Minerals, Inc.

Formation is an oil and gas company based in Jacksboro, Texas, focused on acquiring and managing high-growth oil and gas minerals and royalties in the premier U.S. basins. The Company currently owns producing mineral, royalty, and overriding royalty interests in the DJ Basin of Colorado and Wyoming, the Haynesville Shale of Louisiana, the Delaware and Permian Basin of Texas, the Marcellus and Utica shales in West Virginia, and the Anadarko Basin in Oklahoma. The Company is focused on providing strong stockholder returns through asset growth generated by our acquisitions and organic growth of the Company’s properties.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve a high degree of risk and uncertainty, are predictions only, and actual events or results may differ materially from those projected in such forward-looking statements. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that could cause or contribute to differences include whether the Company is able to sell any shares under the Agreement, the timing of filing a registration statement with respect to the resal of such shares, the uncertainty regarding viability and market acceptance of the Company’s products and services; the ability to maintain the listing of its common stock on the OTCQB; the risk that we are not able to maintain and enhance its brand and reputation in its marketplace, adversely affecting Formation’s business, financial condition and results of operations; the risk that periods of rapid growth and expansion could place a significant strain on Formation’s resources, including its employee base, which could negatively impact Formation’s operating results; changes in relationships with third parties; product mix sold by the Company and other factors described in the Company’s most recent periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Formation assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Formation does not give any assurance that Formation will achieve its expectations.

Contact:

Jeff Ramson, CEO
PCG Advisory, Inc.
jramson@pcgadvisory.com